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                                                                    Exhibit 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of Elizabeth Arden, Inc. (the "Company") on Form 10-K for the period ended January 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephen
J. Smith, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

         (i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:    April 29, 2003                             /s/ Stephen J. Smith
                                                    --------------------
                                                    Stephen J. Smith
                                                    Executive Vice President and
                                                    Chief Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Elizabeth Arden, Inc. and will be retained by Elizabeth Arden, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.